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                                                                   EXHIBIT 10.21

                             NONDISCLOSURE AGREEMENT

      Capella Education Employee ("Capella") and ______________ ("Employee") enter into this NONDISCLOSURE AGREEMENT (the "Agreement") effective _______________ upon the following terms and conditions:

      1. PURPOSE OF AGREEMENT. Capella desires to disclose to the Employee, today and in the future, details about Capella's financing plans (the "Project"). These disclosures by Capella are made so that the Employee can properly perform the duties of his or her position. The parties recognize that, in the course of disclosures relating to the Project, Capella will disclose to Employee information that Capella considers to be confidential information. Accordingly, Capella and Employee enter into this Agreement regarding their rights and responsibilities with respect to such information.

      2. DESIGNATION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" means any information provided by Capella to Employee related to Capella's financing arrangements, however manifested or communicated, that (a) Capella designates in writing as "Confidential Information," (b) Capella otherwise notifies Employee that the information is confidential, proprietary, or trade secret information of Capella, or (c) Employee understands or should understand reasonably is Confidential Information of Capella. "Confidential Information" includes, without limitation, financial data and projections, analyses, regulatory filings, data and other information related to Capella's financing arrangements.

      3. RESTRICTIONS ON USE OF CONFIDENTIAL INFORMATION. Subject to the terms and conditions of this Agreement, Employee agrees that he/she will use reasonable efforts to maintain the secrecy of Confidential Information disclosed to him/her by Capella and that he/she will not use for his/her own benefit or disclose to a third party any Confidential Information except as may be necessary to carry out his or her duties with respect to the Project.

      4. EXCEPTIONS TO RESTRICTIONS. The restrictions relating to Confidential Information in this Agreement will cease to apply to 5 years after the date of this Agreement. Nothing in this Agreement prohibits Employee from disclosing Confidential Information under a court order; provided, however, that before disclosing Confidential Information under a court order, Employee must give written notice to Capella that the court order has been issued.

      5. RETURN OF INFORMATION. Upon the written request of Capella, Employee must return to Capella, or certify that he/she has destroyed, all tangible Confidential Information in his/her possession, including all copies.

      6. MISCELLANEOUS. This Agreement is governed by and construed in accordance with the laws of Minnesota, without regard to principles of conflicts of law. This Agreement contains the entire and only agreement between the Capella and Employee relating to the subject matter of this Agreement and supersedes and merges in this Agreement any prior promises, agreements or understandings between the parties with respect to the subject matter of this Agreement. No provision of this Agreement may be deemed modified, amended, waived or revoked except in a writing signed by both Capella and Employee.

CAPELLA EDUCATION COMPANY               _____________ -- EMPLOYEE

__________________________________      _________________________

Print Name:_______________________